UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2012

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

107 St. Francis Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 28, 2012, BancTrust Financial Group, Inc., an Alabama corporation (the “Company”), by written notice terminated that certain Standby Equity Distribution Agreement (the “SEDA”) between the Company and YA Global Master SPV Ltd., a Cayman Islands exempt limited partnership (“YA Global”), dated November 10, 2010.  Pursuant to the SEDA, YA Global had agreed to purchase up to $15 million (the “Commitment Amount”) of newly issued common stock, par value $.01 per share (“Common Stock”), of the Company, if notified to do so by the Company in accordance with the terms and conditions of the SEDA. If not terminated earlier, the SEDA would have expired by its terms on November 10, 2012.

The Company sold 296,550 shares of Common Stock to YA Global pursuant to the SEDA for total consideration of $750,000.  The last sale of Common Stock pursuant to the SEDA was on March 7, 2011.

The Common Stock sold under the SEDA was sold pursuant to the Company’s registration statement on Form S-3/A (File No. 333-153871) (the “Registration Statement”), which expired in December of 2011 and was not renewed or replaced.  Following the expiration of the Registration Statement, YA Global was released from its obligations to purchase Common Stock pursuant to the SEDA, effectively terminating the Company’s ability to use the SEDA to sell its Common Stock.  There are no fees or penalties associated with the termination of the SEDA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.

DATE:	May 30, 2012	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary